SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
December 12, 2007
Date of Report (Date of earliest event reported)
Rockville Financial, Inc.
(Exact name of registrant as specified in its charter)

CONNECTICUT	000-51239	30-0288470
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)
25 Park Street
Rockville, Connecticut 06066
(860) 291-3600
(address and telephone number)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     At its meeting on December 12, 2007, the Human Resources Committee of the Registrant’s Board of Directors approved amendments, effective as of December 31, 2007, to the Supplemental Executive Retirement Agreement (the “Agreement”) between Rockville Bank (the “Bank”) and Joseph F. Jeamel, Jr., dated January 27, 2004, the Bank’s Supplemental Executive Retirement Plan (“SERP”), adopted May 23, 2005, and the Bank’s Supplemental Savings and Retirement Plan (the “SSRP”), adopted May 23, 2005.
     The Agreement, SERP and SSRP were amended in order to comply with Section 409A of the Internal Revenue Code of 1986 and regulations or other guidance of the Internal Revenue Service (the “IRS”) published thereunder (collectively “Section 409A”). The amendments reflect several Section 409A related changes, including the timing of certain benefits payable to participants as permitted by the transition rules promulgated by the IRS relating to 409A compliance. A copy of the amended and restated SSRP, the First Amendment to the Agreement, and the amended and restated SERP are filed with this report as Exhibits 10.5, 10.7.1 and 10.9 respectively.

Item 9.01	Financial Statements and Exhibits
(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKVILLE FINANCIAL, INC.
By:	/s/ Gregory A. White
Gregory A. White
Senior Vice President/Chief Financial Officer

Date: December 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.5	Amended and Restated Supplemental Savings and Retirement Plan

Exhibit 10.7.1	First Amendment to the Supplemental Executive Retirement Agreement for Joseph F. Jeamel, Jr.

Exhibit 10.9	Amended and Restated Supplemental Executive Retirement Plan